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                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 99.B


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                    THE DELAWARE COUNTY BANK & TRUST COMPANY
                             41 N. Sandusky Street
                             Delaware, Ohio  43015

              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                               December ___, 1996

TO THE SHAREHOLDERS OF THE DELAWARE COUNTY BANK & TRUST COMPANY:

     You are hereby notified that a special meeting of the shareholders of The Delaware County Bank & Trust Company (the "Bank") will be held on December ___, 1996 at ___ p.m. (local time), at _______________________ Delaware, Ohio
43015, for the purpose of considering and acting upon the following:

1. To consider and vote upon the formation of a holding company by the adoption of a Merger Agreement (the "Agreement") which provides for the merger of Delaware Interim Bank, a subsidiary of DCB Financial Corp., an Ohio corporation (the "Company") with and into the Bank under the name and charter of The Delaware County Bank & Trust Company with shareholders of the Bank receiving three (3) shares of Company stock for each share of Bank stock held by them.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     The Board of Directors has fixed November ___, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                        By order of the Board of Directors



                                        Larry D. Coburn, President

     The affirmative vote of the holders of two-thirds (2/3) of the outstanding common stock of The Delaware County Bank & Trust Company is required for approval of the Agreement. Directors of the Bank beneficially owned _____ shares, or ___ percent of the outstanding common stock of the Bank as of September 30, 1996.

     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE SPECIAL MEETING OF SHAREHOLDERS BY NOTIFYING THE CHAIRMAN OF THE MEETING OR THE SECRETARY OF THE BANK AT, OR PRIOR TO THE MEETING, OF YOUR INTENTION. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.